Exhibit 1.01
West Pharmaceutical Services, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2016

Company Overview

This Conflict Minerals Report (the “Report”) of West Pharmaceutical Services, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 (the “Rule”) and Form SD promulgated under the Securities Exchange Act of 1934 for the period from January 1, 2016 to December 31, 2016. Unless the context indicates otherwise, “West,” “we,” “us,” and “our” refer to West Pharmaceutical Services, Inc. and its subsidiaries.
West Pharmaceutical Services, Inc. is a manufacturer of packaging components and delivery systems for injectable drugs and healthcare products. Our products include vial containment solutions, prefillable systems, self-injection platforms, cartridge systems and components, reconstitution and transfer systems, intradermal delivery solutions, specialty components, and contract manufacturing and analytical services.
Supply Chain

In 2016, we determined that, as in previous years, the only product for which West sourced columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives (tantalum, tin and tungsten) (“3TGs”) that are necessary to the functionality or production of its products (“Covered Products”) was our SmartDose® technology platform, which is designed for controlled, subcutaneous delivery of high volume and high viscosity drugs. Our SmartDose technology platform contains electronic circuitry in the form of a printed circuit board assembly (“PCBA”) and a motor. West uses a contract manufacturer to produce the PCBA and an outside supplier for the motor.
As a downstream company, West purchases the materials and components for our SmartDose technology platform from third parties. We do not have direct relationships with smelters or refiners that produce the 3TGs within our supply chain and do not control any mineral reserves. Thus, any 3TGs that are potentially present in any of our products would have originated solely from our purchases from third parties.
Conflict Minerals Program

West is committed to working within our global supply chain to help ensure compliance with the Rule. In 2016, we continued to develop our conflict minerals compliance program and follow the framework established by the Organization for Economic Cooperation and Development (“OECD”) as tailored for downstream companies.
Our compliance program endeavors to identify whether the 3TGs in our Covered Products originated in the Democratic Republic of the Congo or an adjoining country (the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia or Angola) (“Covered Countries”), or whether any of the 3TGs in our Covered Products were from recycled or scrap sources.
In 2016, our Conflict Minerals Steering Committee, consisting of Procurement, Legal, Regulatory and Compliance, oversaw enhancements to our due diligence on the origination of the 3TGs in our SmartDose technology platform. We increased our efforts to educate our suppliers on our expectations related to conflict minerals through an enhanced distribution of our Business Partner Code of Conduct, which includes West’s position statement related to Conflict Minerals, and included language related to conflict minerals in new supply agreements and questionnaires. West’s Business Partner Code of Conduct is a public document available at http://www.westpharma.com/about-west/corporate-responsibility. Information on our website does not constitute part of this document. We will continue to work with suppliers at all levels of the supply chain to increase the quality of the data provided to us. Our conflict minerals compliance program is implemented by our procurement and regulatory groups, and senior management is informed periodically of the progress.

Description of West’s Reasonable Country of Origin Inquiry

Once we determined that the only product for which West sourced 3TGs that are necessary to functionality or production was our SmartDose technology platform, we conducted a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine in good faith whether any of the 3TGs in our SmartDose technology platform originated in the Covered Countries or were from recycled or scrap sources.

In conducting our RCOI on our SmartDose technology platform, we first performed a supply chain survey of the direct suppliers of our SmartDose technology platform components to obtain information on the origin of 3TGs contained in the materials supplied to us. Depending on the sufficiency of the responses received from our suppliers, where possible, we also surveyed some of our suppliers’ suppliers. Lastly, we evaluated the adequacy of the responses and continued to investigate to determine whether any of the 3TGs in our SmartDose technology platform originated in the Covered Countries.
The supply chain survey was implemented and administered by our procurement group. The survey employed the template developed by the Electronic Industry Citizenship Coalition ® and the Global e-Sustainability Initiative known as the Conflict-Free Sourcing Initiative (“CFSI”) Reporting Template (the “Survey”). The Survey requested general disclosures, the identification of any 3TGs contained in the supplier’s products and the origin of those minerals. We have received information from 95% of the suppliers we surveyed, although not all of the information requested was provided.
Due Diligence Process
Following our RCOI, we conducted a due diligence review of the source and chain of custody of the 3TGs contained in our Covered Products and the facility's Smelters or Refiners (“SORs”) in which they were processed. Our due diligence measures were designed to conform in all material respects with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the related supplements for 3TGs.
As part of this due diligence, we implemented management systems to identify and reduce risk in our supply chain regarding conflict minerals. Our management systems include enhanced communication with our suppliers, improved tracking mechanisms and increased employee education. These systems are designed to ensure the supply chain survey reached all relevant suppliers and adequate responses were received. We evaluated the responses against criteria designed to identify those suppliers that warranted further investigation, including for example, untimely, inconsistent or incomplete responses, requests for confidentiality, missing or erroneous data, whether the supplier was a U.S. publicly-held company, the size of the supplier’s business and the material supplied to us. As appropriate, we followed up directly with suppliers, and in some cases, the suppliers of our suppliers, to obtain additional information and updated responses.
As a downstream purchaser of 3TGs, or components containing 3TGs, our diligence procedures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of such materials. Our diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of 3TGs. We also rely, to a large extent, on information collected and provided by third parties. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Conclusion

Our Covered Products are subject to the reporting obligations of the Rule. After having conducted a good faith reasonable country of origin inquiry and due diligence, we have concluded that our Covered Products, that is our SmartDose technology platform, contain 3TGs that are necessary to their functionality or production, and based on the information provided to us by the majority of our suppliers, either (a) the sources of the 3TGs contained in our SmartDose technology platform are certified compliant by CFSI through its Conflict Free Sourcing Program (“CSFP”), are actively seeking certification by CFSP or are members of the International Tin Supply Chain Initiative (“iTSCi”), described below, or (b) the 3TGs contained in our SmartDose technology platform are not sourced from the Covered Countries. The iTSCi Program aims to manage conflict concerns in the upstream supply chain from mine to smelter and has successfully attracted membership from every step in this chain. Despite our efforts, we did not receive adequate responses from a small percentage of our suppliers to determine the country of origin (or recycled or scrap status) of all of the 3TGs in our supply chain. Accordingly, we are unable to determine the country of origin and the specific SORs with respect to all of the 3TGs in our Covered Products.
West surveyed 40 direct and indirect suppliers of the components of our SmartDose technology platform, of which we received 38 responses. The responses included identification of the smelters from which any 3TGs were sourced. Our suppliers identified 287 smelters as possible sources for the 3TGs contained in our Covered Products. West conducted due diligence on these smelters to determine whether they are certified under the CFSP assessment protocols (“CFSP compliant”) or actively seeking certification. Smelters are considered actively seeking certification if they have committed to undergo the CFSP audit. West identified 213 of the 287 as CFSP compliant, an additional 7 that are actively seeking certification and one that is a member of iTSCi.
West conducted additional due diligence on the remaining 66 smelters and determined that, although they are not certified by a third party, 24 have programs or policies and procedures on their websites and another 22 have email addresses. As an additional due diligence step, West sent requests to these email addresses for information related to each of these smelter’s conflict minerals programs. We received at least one response that demonstrated that smelter was CFSP compliant. The remaining 20 of the 66 have no information available.
Table 1 below presents, by mineral, the total number of SORs identified and the percentage that are CFSP compliant, actively seeking CFSP certification or a member of iTSCi. See Appendix 1 for a list of these SORs by name. We note that the number of SORs certified as compliant, are actively seeking certification or are members of iTSCi increased significantly since our previous report.

Table 1. Smelters or Refiners CFSP compliant, are actively seeking CFSP certification or are members of iTSCi

Gold	86 of 115 (75%)
Tantalum	41 of 45 (91%)
Tin	63 of 89 (71%)
Tungsten	31 of 38 (82%)
Total	221 of 287 (77%)

Risk Mitigation

We have taken the following steps to further mitigate the risk that the 3TGs in our Covered Products could benefit armed groups in the Covered Countries:

•
Enhanced our direct materials supplier screening program to require new suppliers and suppliers of new products or components to provide information regarding 3TGs. The Company also intends to provide additional background and educational information to suppliers where necessary to enhance their responses. Finally, the Company will augment disclosure clauses regarding 3TGs in new supply contracts and supplier contract renewals.

•
Continued the activities of our Conflict Minerals Steering Committee to: (i) ensure the management systems are adequate; (ii) review the RCOI and due diligence process; (iii) discuss what actions West should take to help mitigate risk; and (iv) report the status of West’s Conflict Minerals program to senior management periodically.

•
Increased engagement with our direct suppliers to further enhance this process. This included educating suppliers on the importance of the RCOI process and our Company’s expectations and further improving our direct supplier surveys and due diligence process. We enhanced communication with our suppliers, improved tracking mechanisms and increased employee education. These efforts were designed to help ensure the supply chain survey reached all relevant suppliers and adequate responses were received. We evaluated the responses against criteria designed to identify those suppliers that warranted further investigation, including for example, untimely, inconsistent or incomplete responses, requests for confidentiality, missing or erroneous data, whether the supplier was a U.S. publicly-held company, the size of the supplier’s business and the material supplied to us. As appropriate, we followed up directly with suppliers, and in some cases, the suppliers of our suppliers, to obtain additional information and updated responses.

APPENDIX 1

List of Smelters and Refiners by Name Verified as Conflict Free1

MINERAL	SMELTER OR REFINER NAME	COUNTRY LOCATION OF SMELTER OR REFINER
GOLD	Aida Chemical Industries Co., Ltd.	JAPAN
GOLD	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
GOLD	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
GOLD	Argor-Heraeus SA	SWITZERLAND
GOLD	Asahi Pretec Corporation	JAPAN
GOLD	Asahi Refining Canada Limited	CANADA
GOLD	Asahi Refining USA Inc.	UNITED STATES
GOLD	Asaka Riken Co., Ltd.	JAPAN
GOLD	Aurubis AG	GERMANY
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
GOLD	Boliden AB	SWEDEN
GOLD	C. Hafner GmbH + Co. KG	GERMANY
GOLD	CCR Refinery - Glencore Canada Corporation	CANADA
GOLD	Cendres + Métaux SA*	SWITZERLAND
GOLD	Chimet S.p.A.	ITALY
GOLD	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
GOLD	DODUCO GmbH	GERMANY
GOLD	Dowa	JAPAN
GOLD	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
GOLD	Eco-System Recycling Co., Ltd.	JAPAN
GOLD	Elemetal Refining, LLC	UNITED STATES
GOLD	Heimerle + Meule GmbH	GERMANY
GOLD	Heraeus Ltd. Hong Kong	CHINA
GOLD	Heraeus Precious Metals GmbH & Co. KG	GERMANY
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Ltd.	CHINA
GOLD	Ishifuku Metal Industry Co., Ltd.	JAPAN
GOLD	Istanbul Gold Refinery	TURKEY
GOLD	Japan Mint	JAPAN
GOLD	Jiangxi Copper Company Limited	CHINA
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
GOLD	JSC Uralelectromed	RUSSIAN FEDERATION
GOLD	JX Nippon Mining & Metals Co., Ltd.	JAPAN
GOLD	Kazzinc	KAZAKHSTAN
GOLD	Kennecott Utah Copper LLC	UNITED STATES
GOLD	Kojima Chemicals Co., Ltd.	JAPAN

1Along with those SORs that are CFSP Certified, this list includes SORs actively seeking CFSP certification and members of iTSCi. SORs actively seeking certification or that are iTSCi members are designated as follows:
* SOR is actively seeking certification
# SOR is a member of iTSCi

MINERAL	SMELTER OR REFINER NAME	COUNTRY LOCATION OF SMELTER OR REFINER
GOLD	Kyrgyzaltyn JSC	KYRGYZSTAN
GOLD	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
GOLD	Materion	UNITED STATES
GOLD	Matsuda Sangyo Co., Ltd.	JAPAN
GOLD	Metalor Technologies (Hong Kong) Ltd.	CHINA
GOLD	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
GOLD	Metalor Technologies (Suzhou) Ltd.	CHINA
GOLD	Metalor Technologies SA	SWITZERLAND
GOLD	Metalor USA Refining Corporation	UNITED STATES
GOLD	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
GOLD	Mitsubishi Materials Corporation	JAPAN
GOLD	Mitsui Mining and Smelting Co., Ltd.	JAPAN
GOLD	MMTC-PAMP India Pvt., Ltd.	INDIA
GOLD	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
GOLD	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
GOLD	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
GOLD	Nihon Material Co., Ltd.	JAPAN
GOLD	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
GOLD	Ohura Precious Metal Industry Co., Ltd.	JAPAN
GOLD	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
GOLD	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
GOLD	PAMP SA	SWITZERLAND
GOLD	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
GOLD	PT Aneka Tambang (Persero) Tbk	INDONESIA
GOLD	PX Précinox SA	SWITZERLAND
GOLD	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
GOLD	Republic Metals Corporation	UNITED STATES
GOLD	Royal Canadian Mint	CANADA
GOLD	Samduck Precious Metals	KOREA, REPUBLIC OF
GOLD	Schone Edelmetaal B.V.	NETHERLANDS
GOLD	SEMPSA Joyería Platería SA	SPAIN
GOLD	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
GOLD	Singway Technology Co., Ltd.	TAIWAN
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
GOLD	Solar Applied Materials Technology Corp.	TAIWAN
GOLD	Sumitomo Metal Mining Co., Ltd.	JAPAN
GOLD	T.C.A S.p.A	ITALY
GOLD	Tanaka Kikinzoku Kogyo K.K.	JAPAN
GOLD	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
GOLD	Tokuriki Honten Co., Ltd.	JAPAN
GOLD	Torecom	KOREA, REPUBLIC OF
GOLD	Umicore Brasil Ltda.	BRAZIL
GOLD	Umicore SA Business Unit Precious Metals Refining	BELGIUM
GOLD	United Precious Metal Refining, Inc.	UNITED STATES

MINERAL	SMELTER OR REFINER NAME	COUNTRY LOCATION OF SMELTER OR REFINER
GOLD	Valcambi SA	SWITZERLAND
GOLD	Western Australian Mint trading as The Perth Mint	AUSTRALIA
GOLD	Yamamoto Precious Metal Co., Ltd.	JAPAN
GOLD	Yokohama Metal Co., Ltd.	JAPAN
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
GOLD	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.	CHINA
TANTALUM	Conghua Tantalum and Niobium Smeltry	CHINA
TANTALUM	D Block Metals, LLC	UNITED STATES
TANTALUM	Duoluoshan	CHINA
TANTALUM	Exotech Inc.	UNITED STATES
TANTALUM	F&X Electro-Materials Ltd.	CHINA
TANTALUM	FIR Metals & Resource Ltd.	CHINA
TANTALUM	Global Advanced Metals Aizu	JAPAN
TANTALUM	Global Advanced Metals Boyertown	UNITED STATES
TANTALUM	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
TANTALUM	H.C. Starck GmbH Goslar	GERMANY
TANTALUM	H.C. Starck Hermsdorf GmbH	GERMANY
TANTALUM	H.C. Starck Inc.	UNITED STATES
TANTALUM	H.C. Starck Ltd.	JAPAN
TANTALUM	H.C. Starck Smelting GmbH & Co.KG	GERMANY
TANTALUM	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
TANTALUM	Hi-Temp Specialty Metals, Inc.	UNITED STATES
TANTALUM	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
TANTALUM	Jiujiang Tanbre Co., Ltd.	CHINA
TANTALUM	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
TANTALUM	KEMET Blue Metals	MEXICO
TANTALUM	KEMET Blue Powder	UNITED STATES
TANTALUM	King-Tan Tantalum Industry Ltd.	CHINA
TANTALUM	LSM Brasil S.A.	BRAZIL
TANTALUM	Metallurgical Products India Pvt., Ltd.	INDIA
TANTALUM	Mineração Taboca S.A.	BRAZIL
TANTALUM	Mitsui Mining & Smelting	JAPAN
TANTALUM	Molycorp Silmet A.S.	ESTONIA
TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
TANTALUM	QuantumClean	UNITED STATES
TANTALUM	Resind Indústria e Comércio Ltda.	BRAZIL
TANTALUM	RFH Tantalum Smeltry Co., Ltd.	CHINA
TANTALUM	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
TANTALUM	Taki Chemicals	JAPAN
TANTALUM	Telex Metals	UNITED STATES
TANTALUM	Tranzact, Inc.	UNITED STATES
TANTALUM	Ulba Metallurgical Plant JSC	KAZAKHSTAN

MINERAL	SMELTER OR REFINER NAME	COUNTRY LOCATION OF SMELTER OR REFINER
TANTALUM	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
TANTALUM	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
TANTALUM	Zhuzhou Cemented Carbide	CHINA
TIN	Alpha	UNITED STATES
TIN	China Tin Group Co., Ltd.	CHINA
TIN	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
TIN	CV Ayi Jaya	INDONESIA
TIN	CV Gita Pesona	INDONESIA
TIN	CV Serumpun Sebalai	INDONESIA
TIN	CV United Smelting	INDONESIA
TIN	CV Venus Inti Perkasa	INDONESIA
TIN	Dowa	JAPAN
TIN	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*	VIET NAM
TIN	Elmet S.L.U. (Metallo Group)	SPAIN
TIN	EM Vinto	BOLIVIA
TIN	Fenix Metals	POLAND
TIN	Gejiu Jin Ye Mineral Co., Ltd.	CHINA
TIN	Gejiu Kai Meng Industry and Trade LLC*	CHINA
TIN	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
TIN	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CHINA
TIN	Huichang Jinshunda Tin Co., Ltd.*	CHINA
TIN	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
TIN	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
TIN	Malaysia Smelting Corporation (MSC)	MALAYSIA
TIN	Melt Metais e Ligas S/A	BRAZIL
TIN	Metallic Resources, Inc.	UNITED STATES
TIN	Metallo-Chimique N.V.	BELGIUM
TIN	Mineração Taboca S.A.	BRAZIL
TIN	Minsur	PERU
TIN	Mitsubishi Materials Corporation	JAPAN
TIN	Nankang Nanshan Tin Manufactory Co., Ltd.*	CHINA
TIN	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
TIN	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
TIN	Operaciones Metalurgical S.A.	BOLIVIA
TIN	Phoenix Metal Ltd.#	RWANDA
TIN	PT Aries Kencana Sejahtera	INDONESIA
TIN	PT Artha Cipta Langgeng	INDONESIA
TIN	PT ATD Makmur Mandiri Jaya	INDONESIA
TIN	PT Babel Inti Perkasa	INDONESIA
TIN	PT Bangka Prima Tin	INDONESIA
TIN	PT Bangka Tin Industry	INDONESIA
TIN	PT Belitung Industri Sejahtera	INDONESIA
TIN	PT Bukit Timah	INDONESIA

MINERAL	SMELTER OR REFINER NAME	COUNTRY LOCATION OF SMELTER OR REFINER
TIN	PT Cipta Persada Mulia	INDONESIA
TIN	PT DS Jaya Abadi	INDONESIA
TIN	PT Eunindo Usaha Mandiri	INDONESIA
TIN	PT Inti Stania Prima	INDONESIA
TIN	PT Karimun Mining	INDONESIA
TIN	PT Mitra Stania Prima	INDONESIA
TIN	PT Panca Mega Persada	INDONESIA
TIN	PT Prima Timah Utama	INDONESIA
TIN	PT Sariwiguna Binasentosa	INDONESIA
TIN	PT Stanindo Inti Perkasa	INDONESIA
TIN	PT Sumber Jaya Indah	INDONESIA
TIN	PT Timah (Persero) Tbk Kundur	INDONESIA
TIN	PT Timah (Persero) Tbk Mentok	INDONESIA
TIN	PT Tinindo Inter Nusa	INDONESIA
TIN	PT Tommy Utama	INDONESIA
TIN	Resind Indústria e Comércio Ltda.	BRAZIL
TIN	Rui Da Hung	TAIWAN
TIN	Soft Metais Ltda.	BRAZIL
TIN	Thaisarco	THAILAND
TIN	VQB Mineral and Trading Group JSC	VIET NAM
TIN	White Solder Metalurgia e Mineração Ltda.	BRAZIL
TIN	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
TIN	Yunnan Tin Company Limited	CHINA
TUNGSTEN	A.L.M.T. TUNGSTEN Corp.	JAPAN
TUNGSTEN	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
TUNGSTEN	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
TUNGSTEN	Fujian Jinxin Tungsten Co., Ltd.	CHINA
TUNGSTEN	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
TUNGSTEN	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
TUNGSTEN	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
TUNGSTEN	Global Tungsten & Powders Corp.	UNITED STATES
TUNGSTEN	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
TUNGSTEN	H.C. Starck GmbH	GERMANY
TUNGSTEN	H.C. Starck Smelting GmbH & Co.KG	GERMANY
TUNGSTEN	Hunan Chenzhou Mining Co., Ltd.	CHINA
TUNGSTEN	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
TUNGSTEN	Hydrometallurg, JSC	RUSSIAN FEDERATION
TUNGSTEN	Japan New Metals Co., Ltd.	JAPAN
TUNGSTEN	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
TUNGSTEN	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
TUNGSTEN	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
TUNGSTEN	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
TUNGSTEN	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

MINERAL	SMELTER OR REFINER NAME	COUNTRY LOCATION OF SMELTER OR REFINER
TUNGSTEN	Kennametal Fallon	UNITED STATES
TUNGSTEN	Kennametal Huntsville	UNITED STATES
TUNGSTEN	Malipo Haiyu Tungsten Co., Ltd.	CHINA
TUNGSTEN	Niagara Refining LLC	UNITED STATES
TUNGSTEN	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
TUNGSTEN	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
TUNGSTEN	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
TUNGSTEN	Wolfram Bergbau und Hütten AG	AUSTRIA
TUNGSTEN	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
TUNGSTEN	Xiamen Tungsten Co., Ltd.	CHINA
TUNGSTEN	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA